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                                      PROXY

                            GLOBAL UTILITY FUND, INC.
                                ONE SEAPORT PLAZA
                            NEW YORK, NEW YORK  10292

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints S. Jane Rose and Grace C. Torres as Proxies, each with the power of substitution, and hereby authorizes each of them, to represent and vote, as designated below, all of the shares of common stock of Global Utility Fund, Inc. (the Fund) held of record by the undersigned on August 9, 1996 at the Annual Meeting of Shareholders to be held on October 30, 1996, or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES AND "FOR" EACH OF THE FOLLOWING PROPOSALS.

1.   Election of Directors
     Nominees: Eugene C. Dorsey, Douglas T. McCorkindale, Thomas T. Mooney and
               Richard A. Redeker.

2.   N/A

3. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as independent accountants for the fiscal year ending September 30, 1996.

4. To transact such other business as may properly come before the meeting and any adjournments thereof.

PLACE "X" IN ONLY ONE BOX

1.   ELECTION OF NOMINEES

     For All   Withhold All   For All Except as Listed Below
      / /          / /                     / /

     List Exceptions:
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VOTING INSTRUCTIONS:  Mark your (For, Against, Abstain) IN THE

     For       Against        Abstain

3.   / /         / /            / /

4.   / /         / /            / /

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 3 AND 4.


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Date

X
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Signature


X
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Signature if Held Jointly